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                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)

          ------------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.


              800 Nicollet Mall
            Minneapolis, Minnesota                            55402
   (Address of principal executive offices)                 (Zip Code)

                                  Frank Leslie
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107

                                 (651) 495-3913

            (Name, address and telephone number of agent for service)

                         American Rock Salt Company LLC
                     (Issuer with respect to the Securities)

                New York                                 16-1516458

    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

            3846 Retsof Road                                 14539
            Retsof, New York

  (Address of Principal Executive Offices)                 (Zip Code)

                      9 1/2% SENIOR SECURED NOTES DUE 2014
                       (TITLE OF THE INDENTURE SECURITIES)

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                                    FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.

                        Comptroller of the Currency
                        Washington, D.C.

         b) Whether it is authorized to exercise corporate trust powers.

                        Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                None

Items 3-15   Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1.     A copy of the Articles of Association of the Trustee.*

         2. A copy of the certificate of authority of the Trustee to commence business.*

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

         4.     A copy of the existing bylaws of the Trustee.*

         5.     A copy of each Indenture referred to in Item 4. Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

         7. Report of Condition of the Trustee as of March 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

     * Incorporated by reference to Registration Number 333-67188.

                                        2

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                                      NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 23th of June, 2004.

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:  /s/ Frank P. Leslie III
                                             -----------------------------------
                                             Frank P. Leslie III
                                             Vice President


By:  /s/ Richard H. Prokosch
     ----------------------------
     Richard H. Prokosch
     Vice President

                                        3

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                                    EXHIBIT 6

                                     CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  June 23, 2004

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:  /s/ Frank P. Leslie III
                                             -----------------------------------
                                             Frank P. Leslie III
                                             Vice President


By:  /s/ Richard H. Prokosch
     ----------------------------
     Richard H. Prokosch
     Vice President

                                        4

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                                    EXHIBIT 7

                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 3/31/2004

                                    ($000's)

                                                    3/31/2004
                                                ---------------
ASSETS

  Cash and Due From Depository Institutions     $     7,180,778
  Federal Reserve Stock                                       0
  Securities                                         45,038,794
  Federal Funds                                       2,593,702
  Loans & Lease Financing Receivables               116,474,594
  Fixed Assets                                        1,789,213
  Intangible Assets                                  10,532,022
  Other Assets                                        7,996,466
                                                ---------------
    Total Assets                                $   191,605,569

LIABILITIES

  Deposits                                      $   126,605,087
  Fed Funds                                           5,698,785
  Treasury Demand Notes                               3,981,328
  Trading Liabilities                                   252,912
  Other Borrowed Money                               23,295,560
  Acceptances                                           148,067
  Subordinated Notes and Debentures                   5,807,310
  Other Liabilities                                   5,587,914
                                                ---------------
  Total Liabilities                             $   171,376,963

EQUITY

  Minority Interest in Subsidiaries             $     1,005,645
  Common and Preferred Stock                             18,200
  Surplus                                            11,677,397
  Undivided Profits                                   7,527,364
                                                ---------------
    Total Equity Capital                        $    20,228,606

Total Liabilities and Equity Capital            $   191,605,569

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To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Frank P. Leslie III
     ------------------------
     Vice President

Date: June 23, 2004

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